UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     September 15, 2011

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2011, West Marine’s board of directors increased the size of the board by one director and appointed Christiana Smith Shi to fill the newly created vacancy.  The board also has appointed Ms. Shi to the audit committee and has affirmatively determined that she is an “independent director,” under the applicable NASDAQ rules, and meets the financial sophistication and other requirements to serve on the audit committee. Ms. Shi, like all of the other directors of West Marine, will stand for re-election to the board of directors at West Marine’s 2012 annual meeting of stockholders.

In October 2010, Ms. Shi became vice president and chief operating officer of NIKE, Inc.’s global direct-to-consumer division.   In this newly-created role, she is responsible for the division’s global store, real estate, finance, information technology and supply chain operations.  From 2000 to 2010, Ms. Shi was director and senior partner of McKinsey & Company, Inc., a global management consulting firm, and she was a principal (partner) at McKinsey from 1994 to 2000.  Prior to 1994, she held numerous positions throughout McKinsey.  From 1981 to 1984, Ms. Shi also held numerous positions at Merrill Lynch & Company, Inc. In addition, she currently serves on the board of the following non-profit organizations: the Stanford Parent’s Advisory Board; the Clayman Institute for Gender Studies; and the Orange County United Way Women’s Philanthropy Society. Ms. Shi holds a B.A. in international relations and economics from Stanford University, and has her M.B.A from Harvard University.

As a chief operating officer of NIKE, Inc.’s direct-to-consumer division, and as a former senior partner at McKinsey & Company, Ms. Shi has a unique global perspective acquired through 20 years of work on four continents across an extensive array of consumer brands and retailer operations.  Further, her experience and expertise in global retail expansion, category strategy, new concept development, store operations, inventory management, performance transportation and the direct/e-commerce business makes her well-qualified to serve on West Marine’s board of directors and as a member of its audit committee.

Commensurate with compensation paid to other members of the board of directors, for the remainder of 2011, Ms. Shi will receive $8,000 in cash as a pro-rated retainer for board service, $6,000 in cash representing the pro-rated retainer for her service as a member of the audit committee, and $2,000 for each board meeting she attends.

Additionally, commencing on the date of her service, Ms. Shi will receive equity awards commensurate with those granted annually to newly-appointed independent directors of $8,000 in the form of common stock, $6,000 in the form of restricted stock and an election of 2,250 additional shares of restricted stock (or 4,500 stock options).

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibit:

99.1           Press Release, dated September 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: September 15, 2011	By:	/s/ Pamela J. Fields
Pamela J. Fields
Senior Vice President,
General Counsel and Secretary